Exhibit 24.3



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report, dated April 15, 1994, included in First Commerce Corporation Tax-Deferred Savings Plan's Form 11-K for the year ended December 31, 1993, into the Corporation's previously filed Registration Statement File No. 33-925 on Form S-8. It should be noted that we have not performed any audit procedures subsequent to the date of our report.


                                     /s/ Arthur Andersen & Co.

                                     ARTHUR ANDERSEN & CO.



New Orleans, Louisiana,
April 29, 1994